EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of AMREP Corporation (the "Company") on Form 10-Q for the period ended October 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  December 8, 2004

                                                     /s/ Peter M. Pizza
                                                  ----------------------
                                                  Peter M. Pizza
                                                  Vice President and
                                                  Chief Financial Officer

                                                     /s/ James Wall
                                                  ----------------------
                                                  James Wall*

                                                     /s/ Michael P. Duloc
                                                  -----------------------
                                                  Michael P. Duloc*
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*The Company is a holding company which does substantially all of its business through two wholly-owned subsidiaries (and their subsidiaries). Those wholly-owned subsidiaries are AMREP Southwest Inc. ("ASW") and Kable News Company, Inc. ("Kable"). James Wall is the principal executive officer of ASW, and Michael P. Duloc is the principal executive officer of Kable. The Company has no chief executive officer and its only executive officers are James Wall, Senior Vice President and Peter M. Pizza, Vice President and Michael P. Duloc, who may be deemed an executive officer by reason of his position with Kable.